Exhibit 4.2

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) SOLELY WITH RESPECT TO THE INITIAL PURCHASERS, IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR FOREIGN BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

No. A-1	$187,500,000

12% Senior Secured Note due 2020

CUSIP No. 71426V AC2
ISIN No. US71426VAC28

Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Issuer”), promises to pay to Cede & Co., or its registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on or before August 1, 2020 as set forth in this Security.

Payment Dates:  February 1 and August 1 (each, a “Payment Date”)

Record Dates:  January 15 and July 15 (each, a “Record Date”)

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:
Name: Douglas Drysdale
Title: Chief Executive Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:
Name: Alison D.B. Nadeau
Title: Vice President

Date:__________

12% Senior Secured Note due 2020

1.	Interest and Payments of Principal

(a) Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Issuer”), promises to pay interest on the outstanding principal amount of this Security at the rate per annum shown above.

(b) The Issuer shall pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2015, or on the succeeding Business Day if any such date is not a Business Day.  Interest on this Security shall accrue on the outstanding principal amount thereof from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August [__], 2014 until the principal hereof is paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by this Security and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(c) This Security will mature on August 1, 2020.

(d) On each Payment Date, commencing August 1, 2015, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Securities in an amount equal to 50% of Net Sales for the two consecutive fiscal quarters of the Issuer ended prior to such Payment Date (less the amount of interest paid on the Securities on such Payment Date).

2.	Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) and payments of installments of principal to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the related Payment Date even if Securities are canceled after such Record Date and on or before such Payment Date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments (other than payments of installments of principal).  The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  Payments in respect of the Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar without notice.  The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of August [__], 2014 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior secured obligations of the Issuer.  This Security is one of the Securities referred to in the Indenture.  The Securities are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Issuer and the Guarantors to, among other things, make certain Investments, make Restricted Distributions, incur Debt, enter into consensual restrictions upon the payment of Restricted Distributions, enter into or permit certain transactions with Affiliates and create or incur Liens and make Asset Dispositions.  The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or sell, transfer or lease their property.

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Securities pursuant to the terms of the Indenture.

5.	Optional Redemption

The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day permitted below, on not less than 30 days’ nor more than 60 days’ prior notice provided to each Holder’s registered address, (x) if such optional redemption occurs prior to August 1, 2015, at a redemption price equal to the greater of (i) the portion of the outstanding principal balance of the Securities being redeemed and (ii) the present value, discounted at the Applicable Treasury Rate of the portion of the outstanding principal balance of the Securities being redeemed plus 1.00%, of such principal payment amounts and interest at the rate per annum shown above on the outstanding principal balance of the Securities being redeemed (assuming the principal balances are amortized at the times and in the assumed amounts set forth on Schedule A to the Indenture) and (y) if such optional redemption occurs on or after August 1, 2015, at a redemption price equal to the following redemption prices (expressed as a percentage of outstanding principal amount of the Securities being redeemed) for the following periods, plus, in the case of each of clause (x) and clause (y), accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date):

Redemption Date	Redemption Price
From and including August 1, 2015 to and including July 31, 2016	106.000%
From and including August 1, 2016 to and including July 31, 2017	103.000%
From and including August 1, 2017 and thereafter	100.000%

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

6.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address.  Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Repurchase of Securities at the Option of the Holders upon Change of Control

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), as provided in, and subject to the terms of, the Indenture.

9.	Security

The Securities will be secured by the Notes Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents.  Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Security Documents, binding such Holder to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $250,000 and any integral multiple of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes or charges required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.	Persons Deemed Owners

Subject to Section 2.14 of the Indenture, the registered Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture, the Securities, or any Security Document may be amended with the written consent of the Required Holders and (y) any past default or compliance with any provisions may be waived with the written consent of the Required Holders.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors, the Collateral Agent and the Trustee may amend or supplement the Indenture, the Guarantees, the Securities or any Security Document, and may waive any provisions thereof, (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor company of the obligations of the Issuer under the Indenture and the Securities; (iii) to add guarantees with respect to the Securities; (iv) to further secure the Securities or any Guarantee; (v) to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to provide for the acceptance of appointment of a successor trustee pursuant to the Indenture or to facilitate the administration of the trusts under the Indenture by more than one trustee in accordance with the Indenture; (viii) to incorporate mandatory provisions of the TIA in connection with any registered offering of the Securities, to the extent required by the TIA; (ix) to release Notes Collateral from the lien of the Security Documents when permitted or required by the Indenture or the Security Documents; or (x) to modify the Security Documents to secure additional extensions of credit and add additional secured creditors holding Obligations in respect of an ABL Facility so long as such Obligations are not prohibited by the provisions of the Indenture.

15.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to the bankruptcy provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities is due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to the bankruptcy provisions occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities will become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Required Holders may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss or expense and certain other conditions are complied with.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder gives the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Required Holders do not give the Trustee a direction inconsistent with such request during such 60-day period.  Subject to certain restrictions set forth in the Indenture , the Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, manager or incorporator of or holder (other than the Issuer or a Guarantor in relation to Capital Stock of a Guarantor) of any Capital Stock in, the Issuer or any Guarantor or any direct or indirect parent companies of the Issuer, if any, will have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to the Holders.  No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

                __________________________________________________________________
(Print or type assignee’s name, address and zip code)

                __________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him, her or it.

Date: ___________             Your Signature:______________________

Sign exactly as your name appears on this Security.

Signature Guarantee:___________________________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or a Subsidiary thereof; or
(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on such Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐
outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof.

Date:   ________        Your Signature:___________________________

Signature Guarantee:_____________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on such Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to such Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by such Rule 144A.

Dated:_____________________
NOTICE:  To be executed by an executive officer

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $187,500,000.  The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or any integral multiple of $1,000 in excess thereof):

              $       _________

Date:   _________                      Your Signature:__________________________
(Sign exactly as your
name appears on the
other side of this Security)

Signature Guarantee:_______________________________________

Signature must be guaranteed by a participant in a
recognized signature guaranty medallion program or other
signature guarantor program reasonably acceptable to the Trustee